UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 6, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events

HEI Power Corp. (HEIPC)

On October 23, 2001, the HEI Board of Directors adopted a formal plan to exit the international power business (engaged in by HEIPC and its subsidiaries, the HEIPC Group). HEIPC management has been carrying out a program to dispose of all of the HEIPC Group’s remaining projects and investments. Accordingly, the HEIPC Group has been reported as a discontinued operation in the Company’s consolidated statements of income.

Prior to the adoption of this plan, the HEIPC Group had written off a $90 million investment in East Asia Power Resources Corporation (EAPRC) at the end of 2000 and deducted the $90 million in HEI’s 2001 income tax return as an ordinary loss, realizing an income tax benefit of $35 million. In 2002, HEI requested that the Internal Revenue Service (IRS) concur with HEI’s position that the loss was deductible against the operating income of its other operating subsidiaries. On January 6, 2004, the IRS signed a closing agreement accepting HEI’s treatment of the write-off of its indirect investment in EAPRC as an ordinary loss for federal corporate income tax purposes. The closing agreement confirms the recognition of the income tax benefit in HEI’s financial statements for 2000.

Settlement of Maalaea Units 12 and 13 notice and finding of violation

The following is an update of the status of a Maui Electric Company, Limited (MECO, an electric utility subsidiary of HECO) notice and finding of violation (see “Maalaea Units 12 and 13 notice and finding of violation,” which is incorporated herein by reference to page 28 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2003):

On September 5, 2003, MECO received a Notice of Violation (NOV) issued by the Department of Health of the State of Hawaii (DOH) alleging violations of opacity conditions in permits issued under the DOH’s Air Pollution Control Law for two generating units at MECO’s Maalaea Power Plant. The NOV ordered MECO to immediately take corrective action to prevent further opacity incidents. The NOV also ordered MECO to pay a penalty of $1.6 million, unless MECO submitted a written request for a hearing. In September 2003, MECO submitted a request for hearing and accrued $1.6 million for the potential penalty. An environmental penalty or a settlement of an environmental penalty is not tax deductible.

On December 23, 2003, the DOH and MECO reached a settlement of the NOV, which is subject to public notice and a comment period of at least 30 days. The settlement consists of a Proposed Consent Order that requires MECO to come into full compliance with the opacity rules for the units by December 31, 2004 and to pay a penalty of approximately $0.8 million to the DOH. If signed, the Proposed Consent Order would resolve all civil liability of MECO to the DOH for all opacity violations from February 1, 1999 to December 31, 2004. The DOH has agreed that it will sign the Proposed Consent Order after the close of the public comment period if it continues to conclude that the settlement is appropriate. MECO has made significant progress in reducing the number of opacity exceedances from Maalaea Units 12 and 13 and expects to achieve full compliance with the opacity regulations during the Proposed Consent Order period without having to incur significant additional costs.

Since the settlement is subject to public notice and comment and final action by the DOH, management can provide no assurance that the Consent Order will be approved and executed by the DOH in the form proposed. However, management believes at this time that $0.8 million is the probable penalty amount for the NOV [forward looking statement]. Accordingly, MECO reduced the initial September 2003 accrual of $1.6 million to $0.8 million in December 2003.

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FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This report contains a “forward-looking statement,” based on current expectations and projections about future events and is subject to risks, uncertainties and assumptions about HECO and its subsidiaries. The forward-looking statement is not a guarantee of future performance.

Risks, uncertainties and other important factors that could cause actual results to differ materially from those in the forward-looking statement include, but are not limited to, the following:

•	federal and state governmental and regulatory actions, such as changes in laws, rules and regulations applicable to HEI, HECO and their subsidiaries (including changes in taxation and governmental fees and assessments); and required corrective actions (such as with respect to environmental conditions).

The forward-looking statement speaks only as of the date of this report. Except to the extent required by the federal securities laws, HEI and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ ERIC K. YEAMAN	/s/ RICHARD A. VON GNECHTEN
Eric K. Yeaman	Richard A. von Gnechten
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)	Financial Vice President (Principal Financial Officer of HECO)

Date: January 7, 2004	Date: January 7, 2004

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